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                                                                      EXHIBIT 11



                           MONARCH DENTAL CORPORATION
                       COMPUTATION OF NET INCOME PER SHARE
                  (Dollars in thousands, except per share data)



                                                                 Three months ended March 31,
                                                                 ----------------------------
                                                                     1998            1997
                                                                 ------------     -----------
PRIMARY:
Net income                                                            $ 1,104     $   233
                                                                      -------     -------
Weighted average common shares outstanding                             10,235       3,217
                                                                      -------     -------
Net income per share                                                  $  0.11     $  0.07
                                                                      =======     =======


FULLY DILUTED:
Net income                                                            $ 1,104     $   233
                                                                      -------     -------
Weighted average common and common equivalent shares outstanding:
   Weighted average common shares outstanding                          10,235       3,217
   Weighted average common equivalent shares outstanding                   87       3,190
                                                                      -------     -------
Weighted average common and common equivalent shares outstanding       10,322       6,407
                                                                      -------     -------
Net income per share                                                  $  0.11     $  0.04
                                                                      =======     =======